EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006
BRANTLEY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00127	34-1838462

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

287 Bowman Ave., 2nd Floor, Purchase, NY	10577

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 510-9385

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EX-2.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
On December 13, 2006, Brantley Capital Corporation (OTC: BBDC) (“Seller”) entered into an Asset Purchase and Sale Agreement (the “Agreement”) with Venture Capital Fund of America III, Inc. (“Buyer”) pursuant to which Seller agreed to sell and Buyer agreed to purchase substantially all of the non-cash assets of Seller for $10,000,000 in cash. Such assets include Seller’s interests in portfolio holdings described in Exhibit A to the Agreement. Consummation of the sale is subject to the satisfaction of certain conditions, including waiver of, or compliance with, contractual restrictions on sale or disposition of Seller’s portfolio holdings, approval of the transaction by Seller’s shareholders and other customary conditions described in the Agreement.
This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreement and the News Release, included as Exhibits 2.1 and 99.1 to this filing, respectively. Exhibits 2.1 and 99.1 are incorporated by reference into this Item 1.01.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Exhibits
2.1	Asset Purchase and Sale Agreement dated as of December 13, 2006 by and between Brantley Capital Corporation and Venture Capital Fund of America III, Inc.

99.1	Press Release dated December 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2006	BRANTLEY CAPITAL CORPORATION
	By:	/s/ Phillip Goldstein
Phillip Goldstein
Chairman of the Board